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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                    Date of Report (Date of earliest event
                            reported): July 6, 1999

                              SHOPKO STORES, INC.
            (Exact name of registrant as specified in its charter)



         Wisconsin                       1-10876                 41-0985054
(State or other jurisdiction     (Commission file number)      (IRS Employer
      of incorporation)                                      Identification No.)


                                700 Pilgrim Way
                          Green Bay, Wisconsin 54304
                   (Address of principal executive offices)



      Registrant's telephone number, including area code: (920) 497-2211
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Item 2.  Acquisition or Disposition of Assets.

On July 6, 1999, ShopKo Merger Corp. ("Merger Corp."), a wholly owned subsidiary of ShopKo Stores, Inc. ("ShopKo"), consummated its tender offer for the outstanding voting common stock of Pamida Holdings Corporation ("Pamida"). The tender offer commenced on May 17, 1999 pursuant to an Agreement and Plan of Merger, dated as of May 10, 1999, by and among ShopKo, Merger Corp. and Pamida (the "Merger Agreement"). Approximately 98% of Pamida's voting common stock was acquired by Merger Corp. pursuant to the tender offer.

Also on July 6, 1999, Merger Corp. purchased 3,050,473 shares of Pamida nonvoting common stock from 399 Venture Partners, Inc. ("399 Venture Partners"), pursuant to a Stockholder and Purchase Agreement dated as of May 10, 1999 by and among ShopKo, Merger Corp. and 399 Venture Partners (the "Stockholder Agreement"). The acquisition of the voting common stock and non-voting common stock are collectively referred to in this Form 8-K as the "Pamida
Acquisition."

The Merger Agreement and the Stockholder Agreement were filed as Exhibits 99(c)(1) and 99(c)(2), respectively, to ShopKo's and Merger Corp.'s Schedule 14D-1 filed with the Securities and Exchange Commission on May 17, 1999 and are incorporated herein by reference.

In consummation of the Pamida Acquisition, up to $104,383,955 is expected to be disbursed as follows: (i) $67,943,288 was disbursed on July 6, 1999 to tendering holders of the voting common stock; (ii) $35,080,439 was disbursed on July 6, 1999 to 399 Venture Partners; and (iii) up to $1,360,324 is expected to be disbursed to non-tendering holders of the voting common stock. ShopKo utilized cash from its operations to fund the Pamida Acquisition.

On July 9, 1999, Merger Corp. was merged with and into Pamida, with Pamida being the surviving corporation. As a result of this merger, ShopKo owns all of the outstanding capital stock of Pamida.

The Pamida Acquisition will be accounted for under the purchase method of accounting. The Company expects that the Pamida Acquisition will be accretive to earnings in the current fiscal year, excluding the effects of non-recurring charges related to the transaction, expected to be in the range of $5 to $8 million. The non-recurring charges reflect the costs of employee retention programs and various integration initiatives.

This Form 8-K contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding the expected financial results of and charges related to the Pamida Acquisition. Such

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statements are subject to important factors which could cause ShopKo's actual results to differ materially from those anticipated by the forward-looking statements. These factors include those referenced in ShopKo's Annual Report on Form 10-K, ShopKo's Registration Statement on Form S-3 (Reg. No. 333-79763), and such other factors as may be described from time to time in ShopKo's subsequent SEC filings. Such factors are incorporated herein by reference.


Item 5.  Other Events.

Attached hereto as Exhibits 1.1, 5.1 and 23.1 are the Form of Purchase Agreement, Opinion of Godfrey & Kahn, S.C. and Consent of Godfrey & Kahn, S.C. which are being filed in connection with ShopKo's Registration Statement on Form S-3 (Registration No. 333-79763) which was initially filed with the Securities and Exchange Commission on June 2, 1999.


Item 7.  Financial Statements, Pro Forma Financial Statements and Exhibits.

     (a)  Financial Statements.

The financial statements required by Item 7(a) are not included in this initial report on Form 8-K. In accordance with Item 7(a)(4) of Form 8-K, such financial statements shall be filed by amendment to this Form 8-K no later than 60 days after July 21, 1999.

     (b) Pro Forma Financial Information

The pro forma financial information required by Item 7(b) is not included in this initial report on Form 8-K. In accordance with Item 7(b) of Form 8-K, such pro forma financial information shall be filed by amendment to this Form 8-K no later than 60 days after July 21, 1999.

     (c)  Exhibits

Exhibit No.    Description
-----------    -----------

    1.1        Form of Purchase Agreement.

    2.1 Agreement and Plan of Merger dated as of May 10, 1999 by and among ShopKo Stores, Inc. its wholly-owned subsidiary, ShopKo Merger Corp., and Pamida Holdings Corporation (incorporated by reference to Exhibit 99(c)(1) to the ShopKo Stores, Inc. and ShopKo Merger Corp. Schedule 14D-1 filed on May 17, 1999).

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    2.2        Stockholder and Purchase Agreement dated as of May 10, 1999 by and among ShopKo Stores, Inc. its wholly-owned subsidiary, ShopKo Merger Corp., and 399 Venture Partners, Inc. (incorporated by reference to Exhibit 99(c)(2) to the ShopKo Stores, Inc. and ShopKo Merger Corp. Schedule 14D-1 filed on May 17, 1999).

    5.1        Opinion and Consent of Godfrey & Kahn, S.C.

   23.1        Consent of Godfrey & Kahn, S.C. (included in Exhibit 5.1).

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                                 SIGNATURE


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          SHOPKO STORES, INC.


Date: July 13, 1999                       /s/  Richard D. Schepp
                                          -------------------------------------
                                          Richard D. Schepp
                                          Senior Vice President, General Counsel
                                          and Secretary

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                                 EXHIBIT INDEX

Exhibit No.    Description
-----------    -----------

    1.1        Form of Purchase Agreement.

    2.1 Agreement and Plan of Merger dated as of May 10, 1999 by and among ShopKo Stores, Inc. its wholly-owned subsidiary, ShopKo Merger Copr., and Pamida Holdings Corporation (incorporated by reference to Exhibit 99(c)(1) to the ShopKo Stores, Inc. and ShopKo Merger Corp. Schedule 14D-1 filed on May 17, 1999).

    2.2 Stockholder and Purchase Agreement dated as of May 10, 1999 by and among ShopKo Stores, Inc. its wholly-owned subsidiary, ShopKo Merger Corp., and 399 Venture Partners, Inc. (incorporated by reference to Exhibit 99(c)(2) to the ShopKo Stores, Inc. and ShopKo Merger Corp. Schedule 14D-1 filed on May 17, 1999).

    5.1        Opinion and Consent of Godfrey & Kahn, S.C.

   23.1        Consent of Godfrey & Kahn, S.C. (included in Exhibit 5.1).